Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2009 in the registration statement (Form S-1) and related prospectus of Derma Sciences, Inc. for registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 16, 2009